EXHIBIT 99.1

AirTran Holdings Reports Ninth Consecutive Quarterly Profit
- Revenues Increase 17.6 Percent to $275 Million -

    AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported its results for the second quarter 2004:
--	Net income for the second quarter was $16.8 million or $0.18 per diluted share.
--	Pre-tax income for the second quarter of 2004 was $27.1 million up from $22.5 million, excluding special items discussed below, for the second quarter of 2003, an increase of 20.2 percent.
--	Operating revenues for the quarter totaled $275.0 million, a 17.6 percent increase over $233.9 million from the second quarter 2003.
--	Non-fuel operating costs per available seat mile (non-fuel CASM) declined by 1.1 percent to 6.6 cents.
--	Traffic, or revenue passenger miles (RPMs), increased 21.4 percent over the year-earlier period. Capacity, or available seat miles (ASMs), increased 17.9 percent.

    "Achieving our ninth consecutive profitable quarter in a challenging economic climate should make every member of the AirTran Airways' team proud today," said Joe Leonard, chairman and chief executive officer.

    AirTran Airways served approximately 3.4 million passengers, a 15.7 percent increase over the 3.0 million passengers served in the same quarter last year. Load factor increased 2.2 points to 75.4 percent.

    Robert Fornaro, president and chief operating officer, remarked: "During the second quarter, AirTran Airways took delivery of the first two Boeing 737-700 aircraft of our 100 aircraft order. We are confident that these new 737 ircraft will produce consistent operating results, building on the efficiency and reliability of our existing 717 fleet, while providing even greater value to our customers."

    Second quarter 2004 net income of $16.8 million compares to second quarter 2003 net income of $57.2 million which included a government reimbursement and a non-cash charge related to the retirement of debt of $37.1 million and $1.8 million net of tax, respectively. Excluding these items, AirTran Holdings' second quarter 2003 net income was $21.9 million. AirTran's effective income tax rate in 2004 is closer to the statutory corporate rate. This increase in the income tax rate resulted in $8.7 million more in income taxes during 2004 than in 2003. Additionally, AirTran's diluted share count increased 23.5 million shares.

    Stan Gadek, senior vice president of finance and chief financial officer, said, "While we achieved a reduction in non-fuel unit costs for the quarter, the impact of high fuel prices offset these gains. We must continue to focus on reducing all costs and improving productivity throughout the Company."

Highlights for the quarter include:
--	Took delivery of two new Boeing 737 and one Boeing 717 aircraft, increasing our fleet to 78 aircraft.
--	Opened a new maintenance hangar at Hartsfield-Jackson Atlanta International Airport.
--	Opened an innovative customer contact center in Carrollton, GA.
--	Flew 40 young people and chaperones from CHRIS Kids, an Atlanta-based children's organization, along with 50 crew members to Seattle for the delivery of our first Boeing 737-700 aircraft.
--	Exercised two options for new Boeing 737 aircraft.
--	Enhanced service in Akron/Canton, Baltimore, Boston, Dallas/Fort Worth, Las Vegas, and Newport News/Williamsburg.

    The airline will provide an online, real-time webcast of its second-quarter earnings conference call today at 10:00 a.m. (EDT). Beginning approximately two hours after the initial conference call is completed, a replay of the webcast will be available. To access the webcast, go to the "Investor Relations" area of AirTran Airways' Web site (http://www.airtran.com), accessible from the homepage. Once there, click on either the "Overview" or "Calendar" buttons, and follow the prompts for the webcast. The broadcast will also be available at http://www.streetevents.com.

    AirTran Airways is one of America's largest low-fare airlines - employing more than 5,800 friendly, professional Crew Members and operating over 500 flights a day to 45 destinations. The airline's hub is at Hartsfield-Jackson Atlanta International Airport, the world's busiest airport by passenger volume, where it is the second largest carrier. AirTran Airways, a subsidiary of AirTran Holdings (NYSE: AAI), is the world's largest operator of the Boeing 717 and has America's youngest all-Boeing fleet. The airline recently added the Boeing 737-700 aircraft, one of the most fuel efficient and environmentally friendly aircraft flying today, to its fleet. For reservations or more information, visit http://www.airtran.com (America Online Keyword: AirTran).
Contacts:

Tad Hutcheson (Media)
407.251.5578
tad.hutcheson@airtran.com

Arne Haak (Financial)	Judy Graham-Weaver (Media)
407.251.3618	770.907.5054
judy.graham-weaver@airtran.com
Web site: http://www.airtran.com

    Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2003. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc. Consolidated Statements of Income (In thousands, except per share data and statistical summary) (Unaudited)
	Three Months Ended June 30,		Percent
	2004	2003	Change
Operating Revenues:
Passenger	$265,944	$226,872	17.2
Cargo	--	332	--
Other	9,060	6,697	35.3
Total operating revenues	274,004	233,901	17.6

Operating Expenses:
Salaries, wages and benefits	66,312	57,584	15.2
Aircraft fuel	54,914	41,034	33.8
Aircraft rent	36,099	29,857	20.9
Distribution	13,401	11,996	11.7
Maintenance, materials and repairs	18,215	15,556	17.1
Landing fees and other rents	16,201	13,274	22.1
Aircraft insurance and security services	5,818	3,692	57.6
Marketing and advertising	6,633	5,911	12.2
Depreciation	3,303	3,301	0.1
Other operating	23,090	20,993	10.0
Total operating expenses	243,986	203,198	20.1
Operating Income	31,018	30,703	1.0

Other (Income) Expense:
Interest income	(1,134)	(748)	51.6
Interest expense	5,077	8,922	(43.1)
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003	--	(38,061)	--
Convertible debt discount amortization	--	1,812	--
Other (income) expense, net	3,943	(28,075)	--

Income Before Income Taxes	27,075	58,778	(53.9)
Income Tax Expense	10,289	1,587	--
Net Income	$16,786	$57,191	(70.6)
	=======	=======
Earnings per Common Share
Basic	$0.20	$0.79	(74.7)
Diluted	$0.18	$0.74	(75.7)
Weighted-average Shares Outstanding
Basic	84,930	72,202	17.6
Diluted	101,137	77,682	30.2

EBITDA	$34,321	$34,004	0.9
Operating margin	11.3%	13.1%	(1.8	)pts.
Net margin	6.1%	24.5%	(18.4	)pts.
Net margin-adjusted*	6.1%	9.4%	(3.3	)pts.

(continued on next page)

	Three Months Ended June 30,				Percent
	2004		2003		Change
Second Quarter Statistical Summary:
Revenue passengers	3,427,809		2,962,307		15.7
Revenue passenger miles (000s)	2,175,046		1,791,622		21.4
Available seat miles (000s)	2,884,874		2,447,794		17.9
Block hours	75,182		66,775		12.6
Passenger load factor	75.4%		73.2%		2.2	pts.
Break-even load factor	67.7%		54.2%		13.5	pts.
Break-even load factor-adjusted*	67.7%		65.9%		1.8	pts.
Average fare	$77.58		$76.59		1.3
Average yield per RPM	12.23	¢	12.66	¢	(3.4)
Passenger revenue per ASM	9.22	¢	9.27	¢	(0.5)
Operating cost per ASM	8.46	¢	8.30	¢	1.9
Fuel neutral cost per ASM	8.13	¢	8.30	¢	(2.0)
Non-fuel operating cost per ASM	6.55	¢	6.62	¢	(1.1)
Average cost of aircraft fuel per gallon	110.00	¢	91.16	¢	20.7
Gallons of fuel burned	49,922,581		45,011,779		10.9
Weighted-average number of aircraft	76		69		10.1

* Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental Appropriations Act,
      2003 and convertible debt discount amortization of $38.1 million and $1.8 million and the related tax effect, respectively.

AirTran Holdings, Inc. Consolidated Statements of Income (In thousands, except per share data and statistical summary) (Unaudited)
	Six Months Ended June 30,		Percent
	2004	2003	Change
Operating Revenues:
Passenger	$449,447	$428,772	16.5
Cargo	--	715	--
Other	16,963	12,416	36.6
Total operating revenues	516,410	441,903	16.9

Operating Expenses:
Salaries, wages and benefits	129,154	112,175	15.1
Aircraft fuel	106,454	88,178	20.7
Aircraft rent	72,035	56,276	28.0
Distribution	25,349	22,768	11.3
Maintenance, materials and repairs	37,225	30,635	21.5
Landing fees and other rents	30,074	24,758	21.5
Aircraft insurance and security services	11,132	9,242	20.5
Marketing and advertising	14,235	12,988	9.6
Depreciation	6,187	6,623	(6.6)
Other operating	43,271	39,179	10.4
Total operating expenses	475,116	402,822	17.9
Operating Income	41,294	39,081	5.7

Other (Income) Expense:
Interest income	(2,138)	(1,275)	67.7
Interest expense	9,724	15,791	(38.4)
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003	--	(38,061)	--
Convertible debt discount amortization	--	1,812	--
Other (income) expense, net	7,586	(21,733)	--

Income Before Income Taxes	33,708	60,814	(44.6)
Income Tax Expense	12,809	1,587	--
Net Income	$20,899	$59,227	(64.7)
	=======	=======
Earnings per Common Share
Basic	$0.25	$0.82	(69.5)
Diluted	$0.23	$0.78	(70.5)
Weighted-average Shares Outstanding
Basic	84,607	71,864	17.7
Diluted	89,214	76,589	16.5

EBITDA	$47,481	$45,704	3.9
Operating margin	8.0%	8.8%	(0.8	)pts.
Net margin	4.0%	13.4%	(9.4	)pts.
Net margin-adjusted*	4.0%	5.4%	(1.4	)pts.

(continued on next page)

	Six Months Ended June 30,				Percent
	2004		2003		Change
Six Month Statistical Summary:
Revenue passengers	6,404,894		5,522,467		16.0
Revenue passenger miles (000s)	4,093,583		3,359,034		21.9
Available seat miles (000s)	5,683,654		4,759,756		19.4
Block hours	150,039		131,704		13.9
Passenger load factor	72.0%		70.6%		1.4	pts.
Break-even load factor	67.2%		60.6%		6.6	pts.
Break-even load factor-adjusted*	67.2%		66.6%		0.6	pts.
Average fare	$77.98		$77.64		0.4
Average yield per RPM	12.2	¢	12.76	¢	(4.4)
Passenger revenue per ASM	8.79	¢	9.01	¢	(2.4)
Operating cost per ASM	8.36	¢	8.46	¢	(1.2)
Fuel neutral cost per ASM	8.20	¢	8.46	¢	(3.1)
Non-fuel operating cost per ASM	6.49	¢	6.61	¢	(1.8)
Average cost of aircraft fuel per gallon	108.79	¢	99.25	¢	9.6
Gallons of fuel burned	97,855,880		88,847,788		10.1
Weighted-average number of aircraft	75		67		11.9

* Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental Appropriations Act,
      2003 and convertible debt discount amortization of $38.1 million and $1.8 million and the related tax effect, respectively.

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S. Generally Accepted Accounting Principles (GAAP). We believe that disclosing net margin and break-even load factor excluding special items is helpful to our investors in evaluating our operational performance because we believe that the payment received under the Emergency Wartime Appropriations Act, 2003 and the convertible debt discount amortization are events that do not occur on a regular quarterly basis. Additionally our disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA) and operating costs (CASM), non-fuel operating cost (Non-fuel CASM) and fuel neutral cost per available seat mile (Fuel neutral CASM), are consistent with financial measures reported by other airlines and are comparable to financial measures required in our submissions to the United States Department of Transportation.
AirTran Holdings, Inc.
Reconciliation of GAAP Financial Information to
Non-GAAP Financial Information
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Adjusted Pre-Tax Income
Reported Income Before Income Taxes	$27,075	$58,778	$33,708	$60,814
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003	--	(38,061)	--	(38,061)
Convertible debt discount amortization	--	1,812	--	1,812
Adjusted pre-tax income	$27,075	$22,529	$33,708	$24,565
	======	======	======	======

Net Margin-Adjusted
Reported net income	$16,786	$57,191	$20,899	$59,227
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003, net of tax	--	(37,068)	--	(37,068)
Convertible debt discount amortization, net of tax	--	1,765	--	1,765
Net income excluding special items	$16,786	$21,888	$20,899	$23,924
	======	======	======	======
Reported operating revenues	$275,004	$233,901	$516,410	$441,903
	======	======	======	======
Net margin excluding special items	6.1%	9.4%	4.0%	5.4%
	======	======	======	======

(continued on next page)
AirTran Holdings, Inc.
Reconciliation of GAAP Financial Information to
Non-GAAP Financial Information (Continued)
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Break-even load factor-adjusted
Reported total operating expenses	$243,986	$203,198	$475,116	$402,822
Reported other (income) expense, net	3,943	(28,075)	7,586	(21,733)
Reported cargo revenue	--	(332)	--	(715)
Reported other revenue	(9,060)	(6,697)	(16,963)	(12,416)
Reported GAAP net expenses	238,869	168,094	465,739	367,958
Payment under the Emergency Wartime Supplemental Appropriations Act, 2003, pre-tax	--	38,061	--	38,061
Convertible debt discount amortization, pre-tax	--	(1,812)	--	(1,812)
Net expenses excluding special items	$238,869	$204,343	$465,739	$404,207
	======	======	======	======
Reported average yield per RPM (cents)	12.23	12.66	12.20	12.76
Available seat miles (000)	2,884,874	2,447,794	5,683,654	4,759,756
Break-even load factor excluding special items	67.7%	65.9%	67.2%	66.6%
	======	======	======	======

The following table reconciles operating income to EBITDA:
Reported operating income	$31,018	$30,703	$41,294	$39,081
Exclude depreciation	3,303	3,301	6,187	6,623
EBITDA	$34,321	$34,004	$47,481	$45,704
	======	======	======	======

The following table shows the calculation of operating cost per ASM and non-fuel operating cost per ASM:
Operating cost	$243,986	$203,198	$475,116	$402,822
ASMs (000)	2,884,874	2,447,794	5,683,654	4,759,756
Operating cost per ASM (cents)	8.46	8.30	8.36	8.46
	======	======	======	======

Operating cost	$243,986	$203,198	$475,116	$402,822
Less: aircraft fuel	(54,914)	(41,034)	(106,454)	(88,178)
Non-fuel operating cost	$189,072	$162,164	$368,662	$314,644
	======	======	======	======
ASMs (000)	2,884,874	2,447,794	5,683,654	4,759,756
Non-fuel operating cost per ASM (cents)	6.55	6.62	6.49	6.61
	======	======	======	======

The following table shows the calculation of fuel neutral cost per ASM:
Operating cost	$243,986	$203,198	$475,116	$402,822
Gallons of fuel burned	49,992,581		97,855,880
Prior year cost of fuel (cents)	91.16		99.25
Aircraft fuel based on prior year price	45,509		97,122
Aircraft fuel for current period	54,914		106,454
Adjusted Operating cost	$234,581		$465,784
	======	======	======	======
ASMs (000)	2,884,874	2,447,794	5,683,654	4,759,756
Fuel-neutral cost per ASM (cents)	8.13	8.30	8.20	8.46
	======	======	======	======